Exhibit 5.1

                                   August 21, 1996

United Waste Systems, Inc.
Four Greenwich Office Park
Greenwich, Connecticut  06830

Re:  Registration Statement on Form S-3 (333-7991)
     Relating to 795,765 Shares of Common Stock

Gentlemen:

     You have requested our opinion in connection with the above-referenced registration statement, as amended (the "Registration Statement"), relating to up to 795,765 shares of Common Stock, par value $.001 per share, of United Waste Systems, Inc. (the "Company") that may from time to time be sold by the holders thereof (the "Selling Security Holders"). These shares include 730,765 currently outstanding shares (such shares being referred to as the "Outstanding Shares") and up to 65,000 shares of authorized and unissued shares of Common Stock that may hereafter be acquired by Selling Security Holders pursuant to certain outstanding warrants (such shares being referred to as the "Underlying Shares").

     We have reviewed copies of the Amended and Restated Certificate of Incorporation of the Company (including amendments thereto), the By-laws of the Company, the Registration Statement and exhibits thereto and have examined such corporate documents and records and other certificates, and have made such investigations of law, as we have deemed necessary in order to render the opinion hereinafter set forth. As to certain questions of fact material to our opinion, we have relied upon the certificate of an officer of the Company and upon certificates of public officials.

     Based upon and subject to the foregoing, we are of the opinion that (i) the Outstanding Shares have been duly authorized and are validly issued, fully paid and non-assessable and (ii)the Underlying Shares will, when issued and paid for in accordance with the terms of the applicable warrant, be duly authorized, validly issued, fully paid and non-assessable.

          We hereby consent to the reference to us under the caption "Validity of Common Stock" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.
                              Very truly yours,
                              Ehrenreich & Krause